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                                                                    EXHIBIT 10.7

                                    EXHIBIT C

New York, New York                                                      $750,000
December ___, 2001

                            A.P.F. ACQUISITION CORP.

                                 PROMISSORY NOTE


                  FOR VALUE RECEIVED, the undersigned A.P.F. ACQUISITION CORP., a New York corporation (the "Maker"), hereby promises to pay to the order of INTERIORS, INC., a Delaware corporation ("Interiors"), or the successors and assigns thereof (collectively, with Interiors, the "Holder"), the principal amount of Seven Hundred and Fifty Thousand Dollars ($750,000), together with interest on any and all unpaid principal amounts hereunder from time to time from the date hereof until payment in full hereof at the rate of (a) ten percent (10%) per annum until June 30, 2002, and (b) seven percent (7.0%) per annum from and after June 30, 2002 until the "Maturity Date" as hereinafter defined; in each case, calculated on the basis of a 360-day year).

         1. Payments and Prepayments.

                  1.1 The principal amount of this Note shall be payable in two
(2) installments: (a) the first of which in the amount of Five Hundred Thousand Dollars ($500,000) shall be due and payable on December 27, 2003 (the "First Installment"), and (b) the second and final installment of which (the "Second Installment"), together with all interest accrued hereon, shall be due and payable on December 27, 2005 (the "Maturity Date"). Notwithstanding the foregoing, in the event that at any time prior to the Maturity Date there shall occur either (i) a sale of all or substantially all of the assets, business or properties of the Maker, whether through stock sale, sale of assets, joint venture, merger, consolidation or like combination (a "Sale of Control"), or
(ii) an initial public offering of securities of the Maker (an "IPO"), then and in either event entire then unpaid principal amount of this Note, together with all interest accrued hereon, shall become immediately due and payable, simultaneous with the consummation of such Sale of Control or IPO.

                  Notwithstanding the stated principal amount of this Note, it is expressly understood and agreed that in the event that:

                           (a) by not later than March 31, 2002 the Maker shall
be able to obtain from the 320 Washford LLC, the lessor of the premises located at 320 Washington Street, Mt. Vernon, New York 10553 under a lease dated as of January 1, 1996, as amended (the "Main Lease") a full and complete written release of all liability of Interiors under such Main Lease; and

                           (b) the Maker shall be able to prepay the entire
First Installment by not later than December 27, 2002,

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the Second Installment of this Note shall automatically be cancelled and this
Note shall be deemed to be paid in full.

                  1.2 Interest on the outstanding principal amount of this Note shall be due and payable monthly on the last day of each month, commencing on January 31, 2002 and continuing on the last day of each month thereafter until the entire unpaid principal balance of this Note is paid in accordance with
Section 1.1 above. The final payment of accrued interest under this Note shall be made on the date on which the entire unpaid principal balance of this Note is paid in accordance with Section 1.1 above.

                  1.3 Payments of principal and interest on this Note shall be made in lawful currency of the United States of America either (i) by mailing a bank or certified check in the proper amount to the Holder at least two (2) business days prior to the due date of each payment or (ii) by wire transfer to an account such Holder may specify in writing to the Maker at least two (2) business days prior to the due date of each payment. Unless otherwise specified in writing by the Holder all checks or other documents to be forwarded to the Holder shall be mailed or delivered to Holder c/o Limeridge Capital Management LLC, Executive Pavillion, 90 Grove Street, Ridgefield, CT 06877.

                  1.4 If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day.

                  1.5 The Maker shall not prepay all or any portion of the outstanding principal balance of this Note at any time prior to the Maturity Date, unless any such prepayment, whether in whole or in part, shall be approved in advance in writing by the Holder. In the event and to the extent that any such full or partial prepayment shall be permitted by the Holder, such prepayment shall be without premium or penalty. Any partial prepayment shall be in the order of last maturing indebtedness.

         2. Security for Note.

                  (a) As collateral to secure the payment and performance of this Note, when due, the Maker does hereby grant unto the Holder, pursuant to a separate security agreement dated of even date herewith (the "Security Agreement") a lien and security interest on all of the assets and properties of the Maker (the "Holder's Lien"); which Holder's Lien shall be subject and subordinate only to the priority liens and security interests now or hereafter granted by the Holder to: (i) any senior secured commercial lender providing senior secured working capital financing to Maker in an aggregate principal amount at any time outstanding not to exceed $1,500,000 (the "Working Capital Financing"), and (ii) Landis Brothers or its Affiliates, to secure indebtedness and obligations aggregating not in excess of $1,000,000 in principal amount (the "Assumed Landis Debt"), which has been assumed by Maker as part of the purchase price for the assets and properties of the A.P.F. Master Framemaker division of Interiors (the "APF Division") pursuant to the terms of an asset purchase agreement between the Maker and Interiors dated December 21, 2001 (the "Asset Purchase Agreement"). This Note is given by the Maker in partial payment of the purchase price for the assets and business of the APF Division pursuant to such Asset Purchase Agreement. The Security Agreement is annexed as Exhibit E to the Asset Purchase Agreement.

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                  (b) As collateral to secure the payment and performance of the
Guaranty described in Section 3 below, the Guarantor does hereby pledge unto the Holder all, and not less than all of the shares of the capital stock of the Maker owned of record or beneficially by the Guarantor, any Affiliate of the Guarantor or any other member of the family of the Guarantor, whether or not an Affiliate (the "Pledged Stock"), pursuant to the terms of the Pledge Agreement between the Guarantor and the Holder, dated of even date herewith (the "Pledge Agreement"). A copy of such Pledge Agreement is annexed as Exhibit F to the Asset Purchase Agreement.

         3. Guaranty of Note. As collateral to secure the payment and performance of this Note, Max Munn and Laurie Munn (collectively and severally, the "Guarantor"), an Affiliate of the Maker, has executed and delivered to the Holder a full recourse personal guaranty in the form of Exhibit D annexed to the Asset Purchase Agreement (the "Guaranty").

         4. Covenants.

         The Maker covenants that, for so long as any portion of the principal amount of this Note and any accrued interest thereon shall be outstanding, it shall comply with all of the following affirmative and negative covenants:

                  4.1 Existence. The Maker shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation, material rights, licenses, permits and franchises and comply in all material respects with all applicable laws.

                  4.2 Liens. The Maker shall not, without the prior written consent of the Holder, incur, create, assume or suffer to exist any pledge, hypothecation, assignment, security interest, lien, encumbrance or other preferential arrangement of any kind or nature (collectively, "Lien") upon or with respect to any of (a) the assets and properties of the Maker, other than the priority Liens of the holders of Working Capital Financing and Assumed Landis Debt, and then only securing indebtedness to the maximum extent permitted hereby, or (b) the Pledged Stock.

                  4.4 Dividends and Distributions. The Maker shall not, without the prior written consent of the Holder, pay any dividend or distribution, whether in cash, securities or other property (a "Distribution") to the Guarantor or any other stockholder of Maker, or their Affiliates, including Max Munn, Laurie Munn or any of their Affiliates.

                  4.5 Indebtedness. The Maker shall not, without the prior written consent of the Holder, (a) incur any indebtedness for money borrowed, including capitalized lease obligations, except for the indebtedness of up to $1,500,000 owed in connection with Working Capital Financing, and indebtedness of up to $1,000,000 owed under the Assumed Landis Debt, or (b) guaranty any liability or obligation of any other person or entity.

                  4.6 Transactions with Affiliates. Except for pre-existing consulting agreements with Morris Munn and David Munn, which are "Assumed Liabilities" under the Asset Purchase Agreement, the Maker shall not, without the prior written consent of the Holder, engage in any transaction with any senior executive officer, director or stockholder, or Affiliate of any such person, including Max Munn, Laurie Munn or any member of their family, whether or not an Affiliate (each a "Related Party"), including, without limitation (a) making any loan or advance to such Related Party, (b) paying any bonus, commission or other compensation to such Related Party, or (c) purchasing or leasing any property from or to such Related Party. Notwithstanding the foregoing, the Maker shall have the right to pay salaries and/or consulting fees in the ordinary course of business to Max Munn, Laurie Munn or any member of their family; provided, that the aggregate annual amount of such compensation (as to all such individuals) shall not exceed (i) a base annual salary of $350,000, plus (ii) an annual bonus payable at the end of each fiscal year of the Maker only if there is no Event of Default hereunder, which shall not exceed 15% of such annual base salary.

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                  4.7 Financial Information and Books and Records. The Maker
will keep and maintain complete and accurate records concerning the Maker and its business, including financial information, at its principal executive office. The Maker shall furnish to the Holder such information and reports regarding the Maker and its financial condition as the Holder may from time to time reasonably request, including quarterly unaudited financial statements and management reports and annual audited financial statements, audited by an accounting firm reasonably acceptable to the Holder, within ninety (90) days of Maker's fiscal year end.

                  4.8 Other Businesses; Acquisitions. The Maker shall not, without the prior written consent of the Holder (a) engage in any activities or business, other than the ownership and operation of the business conducted by the APF Division as at the date hereof, and shall incur no other liabilities, other than liabilities incurred in connection with the acquisition and operation, in the ordinary course, of the business of the APF Division, and (b) other than the purchase and sale of inventories in the ordinary course of the business of the APF Division, make any additional investments or acquisitions of assets, properties or businesses, whether through the purchase of assets, stock, merger, consolidation or otherwise.

                  4.9 Asset Sales. Other than the sale of inventory in the ordinary course of business, the Maker shall not sell, lease or dispose of any of its assets.

         5. Events of Default.

                  If any of the following events shall have occurred and shall be continuing, an "Event of Default" hereunder shall be deemed to have occurred:

                  5.1 Any failure by the Maker or the Guarantor to pay within five (5) days of the due date, all or any portion of the accrued interest under this Note or any principal payment under this Note when due and payable; or

                  5.2 If the Maker or the Guarantor (i) admits in writing its or his inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, liquidation or reorganization or (v) takes advantage, as against its creditors, of any bankruptcy, liquidation or reorganization law, or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or
(vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within sixty (60) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and (if not initiated by or consented to by Maker or Guarantor) such appointment is not vacated or discharged within sixty (60) days thereafter, or
(viii) takes any action in furtherance of any of the foregoing; or

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                  5.3 If the Maker or the Guarantor fails to perform any
covenant or agreement on their respective part to be performed under this Note or the Guaranty, and, except for the covenants in Section 4 of this Note, which non-performance shall continue uncured for more than twenty (20) days after written notice thereof is received by the Maker or the Guarantor; or

                  5.4 If any default or event of default by the Maker shall occur and be continuing beyond any applicable cure period, under any agreement or instrument in respect of any other assumed indebtedness or indebtedness for money borrowed, including, without limitation, indebtedness owed to holders of Working Capital Financing and the Assumed Landis Debt .

         6. Remedies on Default.

                  If any Event of Default shall occur and be continuing beyond any applicable cure period, the Holder shall have the right, in addition to any and all other rights and remedies, to declare the entire unpaid principal balance of this Note, together with all unpaid accrued interest hereunder, to be immediately due and payable. In addition, the Holder shall have the right to immediately (a) foreclose on the collateral covered by the Security Agreement (subject only to the prior rights, if any, to such collateral granted to the holders of Working Capital Financing and Assumed Landis Debt), (b) foreclose on the Pledged Stock pursuant to the Pledge Agreement, and (c) commence an action against the Guarantor under the Guaranty.

         7. Miscellaneous.

                  7.1 Penalty Interest. In the event that any installment interest on this Note or the principal amount hereof shall not be paid, when due, for such period as shall commence on the date such principal and/or interest was due and payable and shall end on the date when such amount shall have been paid in full, this Note shall bear interest at the rate of twelve (12%) percent per annum.

                  7.2 Collection Costs. In the event that this Note shall not be paid when due and payable (whether upon demand, by acceleration or otherwise), the Maker shall further be liable for and shall pay to the Holder all reasonable costs and expenses incurred by the Holder, including reasonable attorneys' fees in connection with the enforcement or collection of this Note and protection of this Holder's rights hereunder.

                  7.3 Loss of Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

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                  7.4 Governing Law. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF
EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS
AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK.

                  7.5 No Waiver; Amendments. Neither any provision of this Note nor any performance hereunder may be amended or waived orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  THE MAKER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the Maker has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer, this 27th day of December, 2001.

                                                        A.P.F. ACQUISITION CORP.


                                                        By:
                                                            --------------------
                                                        Name:  Max Munn
                                                        Title: President


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